UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 30, 2025

Verde Resources, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-55276	32-0457838
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification No.)

8112 Maryland Ave, Suite 400, St. Louis, Missouri 63105
(Address of principal executive offices)

Registrant’s telephone number, including area code (314) 530-9071

_________________________________________________________________

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 504 of the Securities Act of 1933 (§230.405 of this Chapter) or Rule 12b-25 of the Securities Exchange Act of 1934 (§240.12b-2 of this Chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note

We are filing this Current Report on Amendment No. 1 of the Form 8-K/A to update Item 1.01 of the Report regarding the execution of an Addendum to the Memorandum of Understanding with Ergon Asphalt & Emulsion, Inc. to finalize an exclusive U.S. license agreement.

Item 1.01 Entry into a Material Definitive Agreement

On May 30, 2025, Verde Renewables, Inc., a wholly owned subsidiary of the Company, entered into a Memorandum of Understanding (the “MOU”) with Ergon Asphalt & Emulsion, Inc. (“Ergon”). The MOU set forth the parties’ intent to negotiate and finalize an exclusive license agreement covering the United States within ninety (90) days from the date of the MOU.

As of August 29, 2025, the parties executed an Addendum to the MOU (the “Addendum”) acknowledging that additional time is required to finalize the definitive agreement. Under the Addendum, the parties confirmed their mutual commitment to complete negotiations and execute the exclusive U.S. license agreement within September 2025.

All other terms of the MOU remain unchanged and in effect.

Item 9.01 Financial Statements and Exhibits

The Addendum to Memorandum of Understanding is attached hereto as Exhibit 10.1.

10.1	The Addendum to Memorandum of Understanding between Verde Renewables, Inc. and Ergon Asphalt & Emulsions, Inc.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERDE RESOURCES, INC.

/s/ Jack Wong
Jack Wong
Chief Executive Officer

Date:	August 29, 2025

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